Exhibit 99.1

News Release

Patriot Scientific Expands Organizational
Infrastructure; Adds VP of Business Development

Electronics industry veteran to drive M&A effort

CARLSBAD, Calif. – March 17, 2008 – Patriot Scientific (OTC Bulletin Board: PTSC) announced today the appointment of electronics industry veteran Paul Bibeau as the company's vice president of business development. Bibeau, who will play a key role in the company’s strategic growth, comes to Patriot Scientific with more than 28 years experience in the electronics industry, nearly 24 of those years in management of design, marketing and operations.

Patriot President and CEO, Rick Goerner, said, “We are extremely pleased to welcome Paul onboard. His solid marketing background, successful business development and M&A experience will be invaluable as Patriot expands its organizational infrastructure. Patriot has recently launched a key initiative to more aggressively pursue new business opportunities and expand Patriot’s revenue producing capability. We are committed to reposition the company through M&A activities and look forward to Paul’s input during this process.”

Bibeau said, “I’m very excited about the future of Patriot Scientific. The opportunity to grow the company and leverage off an already successful IP licensing business is indeed a great and exciting challenge.”

“Patriot’s successful licensing strategy has provided an important base to give us the financial leverage to, over time, acquire a coherent portfolio of competitive, revenue-producing technology companies strategically aligned to enhance our long term shareholders’ value. I look forward to working with Rick and the dedicated team at Patriot to evolve and guide Patriot through this exciting phase of its history,” concluded Bibeau.

Prior to his appointment at Patriot Scientific, Bibeau served as corporate vice president of marketing and then senior vice president and general manger of the Integrated Products Division at the NASDAQ-listed Microsemi. At Microsemi, Bibeau was responsible for the growth and expansion of the IC division, formerly Linfinity Microelectronics, to its leading market position in several industries, including TV, notebook, and automotive LCD display controllers; WLAN power amplifiers; and power management products for the storage and handheld markets.

Bibeau spent nine years in various marketing director roles for the Storage Products Group of Texas Instruments, formerly Silicon Systems. There he was responsible for the development of new business opportunities in hard disk drives, removable storage products and emerging networking markets. Before his employment at Silicon Systems, Bibeau spent 13 years at Hughes Aircraft in various design and engineering R&D management roles. He holds a BSEE from the University of Lowell in Massachusetts and an MBA in Business Management from the Pepperdine University Graziadio School of Business and Management.

A profile for Bibeau can be viewed at http://www.hawkassociates.com/ptscmanagement.aspx.

About Patriot Scientific
Patriot Scientific (OTC BB: PTSC) is a leading intellectual-property licensing company that develops, markets, and enables innovative technologies that satisfy the demands of fast-growing markets for wireless devices, smart cards, home appliances, network gateways, set-top boxes, entertainment technology, automotive telematics, biomedical devices, industrial controllers and more. Headquartered in Carlsbad, Calif., information about the company can be found at http://www.ptsc.com.

An investment profile on Patriot Scientific may be found at http://www.hawkassociates.com/ptscprofile.aspx. Copies of Patriot Scientific press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for Patriot Scientific, sign up at http://www.hawkassociates.com/email.aspx.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings.

Moore Microprocessor Patent (MMP) and Alliacense are trademarks of Technology Properties Limited (TPL). PTSC is a trademark of Patriot Scientific Corporation. All other trademarks belong to their respective owners.

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CONTACTS:
Patriot Scientific Media Relations
John Radewagen Vice President, Corporate Communications The Hoffman Agency 408-975-3005 408-219-9199 (mobile)
jradewagen@hoffman.com http://www.hoffman.com

Patriot Scientific Investor Relations
Hawk Associates Inc. Account Managers Ken AuYeung or Frank Hawkins 305-451-1888
patriot.scientific@hawkassociates.com http://www.hawkassociates.com